Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, each of the subsidiaries of Rexnord LLC listed on Annex I are guarantors (the “Guarantors”) of the 8 7/8% Senior Notes due 2016 co-issued by RBS Global, Inc. and Rexnord LLC (collectively, the “Initial Securities”) which are being exchanged for registered notes which are substantially identical in all material respects to the Initial Securities (the “Exchange Notes”); and

WHEREAS, each of the individuals who have signed this Power of Attorney is (i) a principal executive officer, (ii) a principal financial officer, (iii) a controller or principal accounting officer or (iv) a director of one or more Guarantors (collectively, a “Signor”);

NOW THEREFORE: Each person whose signature appears below hereby constitutes and appoints Patricia M. Whaley and George C. Moore, and each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement No. on Form S-4 with respect to the Exchange Securities, and any or all amendments or supplements to, with respect to each of the Guarantors for which the undersigned is a Signor in any capacity, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to such Registration Statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Dated: February 28, 2007

/s/ George C. Moore		/s/ Patricia M. Whaley
By:	George C. Moore	By:	Patricia M. Whaley

/s/ Todd A. Adams		/s/ Carl Nicolia
By:	Todd A. Adams	By:	Carl Nicolia

/s/ Alex P. Marini		/s/ Dave Doerr
By:	Alex P. Marini	By:	Dave Doerr

/s/ Edmund Krainski		/s/ Tammy Bishop
By:	Edmund Krainski	By:	Tammy Bishop

/s/ Pat Donahue		/s/ George Warren, Jr.
By:	Pat Donahue	By:	George Warren, Jr.

/s/ Patricia Genzel		/s/ Tammy Bishop
By:	Patricia Genzel	By:	Tammy Bishop

Annex I

The Falk Service Corporation
Prager Incorporated
PT Components, Inc.
RBS Acquisition Corporation
RBS China Holdings, L.L.C.
Rexnord Industries, LLC
Rexnord International Inc.
W.M. Berg Inc.
Rexnord-Zurn Holdings, Inc.
OEI, Inc.
OEP, Inc.
Krikles, Inc.
Krikles Europe U.S.A. Inc.
Krikles Canada U.S.A. Inc.
Zurco, Inc.
Zurn (Cayman Islands), Inc.
Zurn PEX, Inc.
USI Atlantic Corp.
Environmental Energy Company
HL Capital Corp.
Zurnacq of California, Inc.
Zurn Constructors, Inc.
Gary Concrete Products, Inc.
Sanitary-Dash Manufacturing Co. Inc.
Zurn EPC Services, Inc.
Zurn Industries, Inc.
Zurn Industries Limited
Krikles Canada Inc.